                                                                   EXHIBIT 10.23


                              PURCHASE AGREEMENT

                                 BY AND AMONG

                           CITY TRUCK HOLDINGS, INC.

                                      AND

                            HDA PARTS SYSTEM, INC.

                                      AND

                       THE MEMBER OF ACTIVE GEAR, L.L.C.


                                APRIL 20, 1999

                               TABLE OF CONTENTS
                               -----------------
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                                                                                              Page
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ARTICLE I.     PURCHASE AND SALE............................................................... 1
  1.1          Purchase Price.................................................................. 1
  1.2          Purchase Price Adjustment....................................................... 1
               (a)  Closing Balance Sheet...................................................... 1
               (b)  Closing Balance Sheet Notice............................................... 2
               (c)  Post-Closing Adjustment.................................................... 2
  1.3          Allocation of Purchase Price.................................................... 2

ARTICLE II.    CLOSING......................................................................... 3
  2.1          Closing......................................................................... 3
  2.2          Sale of Units in the Company.................................................... 3
  2.3          Payment of Purchase Price....................................................... 3

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE EXISTING MEMBER........................... 4
  3.1          Organization and Standing....................................................... 4
  3.2          Authorization................................................................... 4
  3.3          No Conflict or Violation........................................................ 4
  3.4          Capitalization of the Company................................................... 5
  3.5          Title to Units.................................................................. 5
  3.6          Facilities...................................................................... 5
               (a)  Owned Real Property........................................................ 5
               (b)  Actions.................................................................... 5
               (c)  Leases or Other Agreements................................................. 5
               (d)  Facility Leases and Leased Real Property................................... 5
               (e)  Certificate of Occupancy................................................... 6
               (f)  Utilities.................................................................. 6
               (g)  Improvements, Fixtures and Equipment....................................... 6
               (h)  No Special Assessment...................................................... 6
  3.7          Financial Statements............................................................ 6
  3.8          Books and Records............................................................... 7
  3.9          Litigation...................................................................... 7
  3.10         Licenses and Permits; Compliance with Laws...................................... 7
  3.11         Tax Matters..................................................................... 7
  3.12         Brokers, Finders................................................................ 9
  3.13         Absence of Certain Changes......................................................10
  3.14         Material Contracts..............................................................11
  3.15         Proprietary Rights..............................................................12
  3.16         Labor Matters...................................................................13
  3.17         Consents........................................................................13
  3.18         Employee Benefit Plans; Employment Agreements...................................14
               (a)  Plans......................................................................14
               (b)  Pension and Welfare Benefit Plans..........................................14

  3.19         Compliance with Environmental Laws..............................................16
               (a)  Definitions................................................................16
               (b)  Notice of Violation........................................................17
               (c)  Environmental Conditions...................................................18
               (d)  Environmental Audits or Assessments........................................18
               (e)  Indemnification Agreements.................................................18
               (f)  Releases or Waivers........................................................18
               (g)  Notices, Warnings and Records..............................................18
               (h)  Compliance.................................................................18
               (i)  Hazardous Material.........................................................18
               (j)  Underground Storage Tanks..................................................18
               (k)  Asbestos Containing Material...............................................18
               (l)  Liens......................................................................18
  3.20         Certain Business Relationships with the Company.................................19
  3.21         Undisclosed Liabilities.........................................................19
  3.22         Insurance.......................................................................19
  3.23         Accounts Receivable.............................................................19
  3.24         Inventory.......................................................................19
  3.25         Payments........................................................................20
  3.26         Customers.......................................................................20
  3.27         Investment Intent; Accredited Investors; Suitability and Sophistication.........20

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND HDA..............................22
  4.1          Corporate Organization and Standing.............................................22
  4.2          Authorization...................................................................22
  4.3          No Conflict or Violation........................................................22
  4.4          Stock...........................................................................22

ARTICLE V.     POST-CLOSING COVENANTS..........................................................22
  5.1          Further Assurances..............................................................22
  5.2          Tax Matters.....................................................................23
               (a)  Tax Indemnification........................................................23
               (b)  Procedures Relating to Tax Indemnification.................................24
               (c)  Tax Dispute Resolution Mechanism...........................................25
               (d)  Survival of Tax Provisions.................................................26
               (e)  Conveyance Taxes...........................................................26
               (f)  Exclusivity................................................................26
               (g)  Adjustment to Purchase Price...............................................26
               (h)  Tax Election...............................................................26
  5.3          Guarantees......................................................................26

ARTICLE VI.    CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY HOLDINGS AND HDA..............27
  6.1          No Injunctive Proceedings.......................................................27
  6.2          Representations and Warranties..................................................27
  6.3          Performance of Agreements.......................................................27
  6.4          Compliance Certificate..........................................................27

  6.5          Certificates................................................................... 27
  6.6          Books and Records.............................................................. 27
  6.7          Managing Member, Officers and Advisors......................................... 27
  6.8          Opinion of Counsel............................................................. 27
  6.9          Ancillary Agreements........................................................... 27
  6.10         Consents,  Etc................................................................. 27
  6.11         Nonforeign Affidavit........................................................... 28

ARTICLE VII.   CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BYTHE EXISTING MEMBER........... 28
  7.1          No Injunctive Proceedings...................................................... 28
  7.2          Representations and Warranties................................................. 28
  7.3          Performance of Agreements; Instruments of Transfer............................. 28
  7.4          Compliance Certificates........................................................ 28
  7.5          Ancillary Agreements........................................................... 28

ARTICLE VIII.  INDEMNIFICATION................................................................ 28
  8.1          Indemnification by the Existing Member......................................... 28
  8.2          Indemnification by HDA......................................................... 29
  8.3          Survival of Representations, Warranties and Covenants.......................... 29
  8.4          Threshold; Deductible.......................................................... 29
  8.5          Notice and Opportunity to Defend............................................... 29
  8.6          Indemnification Payments....................................................... 30
  8.7          Adjustment to Purchase Price................................................... 30

ARTICLE IX.    MISCELLANEOUS.................................................................. 30
  9.1          Expenses....................................................................... 30
  9.2          Notices........................................................................ 31
  9.3          Counterparts................................................................... 32
  9.4          Entire Agreement............................................................... 32
  9.5          Headings....................................................................... 32
  9.6          Assignment; Amendment of Agreement............................................. 32
  9.7          Governing Law.................................................................. 32
  9.8          Further Assurances............................................................. 32
  9.9          No Third-Party Rights.......................................................... 32
  9.10         Non-Waiver..................................................................... 32
  9.11         Severability................................................................... 32
  9.12         Incorporation of Exhibits and Schedules........................................ 33
  9.13         Knowledge...................................................................... 33

                              PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (this "Agreement"), dated as of April 20, 1999, is entered into by and among City Truck Holdings, Inc., a Delaware corporation ("Holdings"), HDA Parts System, Inc., an Alabama corporation ("HDA"), and Paul
H. Etsekson, the sole member (the "Existing Member") of Active Gear, L.L.C., a Washington limited liability company (the "Company"). Holdings, HDA and the Existing Member are referred to herein as each a "Party" and collectively, the "Parties."

                                   RECITALS

     WHEREAS, the Existing Member owns all of the units in the Company; and

     WHEREAS, HDA desires to acquire all of the units in the Company;

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:


                                  ARTICLE I.
                               PURCHASE AND SALE

     1.1  Purchase Price.  Upon the terms and subject to the conditions set
          --------------
forth herein, subject to adjustment pursuant to in Section 1.2, HDA will purchase from the Existing Member all of the units in the Company for an aggregate purchase price (the "Purchase Price") determined as follows: (i) cash in an amount equal to (x) $4,177,012.69, payable by wire transfer of immediately available funds to the Existing Member (the "Estimated Cash Purchase Price") and
(y) $2,524,690.80, payable by wire transfer of immediately available funds to certain of the Company's lenders to discharge indebtedness of the Company, as set forth on Annex C; (ii) 1,651 shares of Common Stock of Holdings, par value $.01 per share (the "Common Stock"); and (iii) 7,194.13 shares of Series A Preferred Stock of Holdings, par value $.01 per share (the "Series A Preferred Stock").

     1.2  Purchase Price Adjustment.
          -------------------------

          (a)  Closing Balance Sheet.  The Existing Member will prepare at its
               ---------------------
expense a balance sheet of the Company dated the Closing Date (the "Closing Balance Sheet"), prepared from the books and records of the Company and prepared in accordance with generally accepted accounting principles ("GAAP"). Based on the Closing Balance Sheet, the Existing Member will also prepare a calculation of Net Working Capital as of the Closing Date ("Closing Net Working Capital") on a basis consistent with the Net Working Capital calculation reflected on
Schedule 1.2. The Existing Member will deliver such Closing Balance Sheet and such Closing Net Working Capital calculation to HDA as soon as possible but in any event within 45 days after the Closing.

          (b)  Closing Balance Sheet Notice.
               ----------------------------

               (i) Within 30 days of the receipt of the Closing Balance Sheet and the calculation of Closing Net Working Capital, HDA will deliver to the Existing Member a written notice certifying that either (A) it agrees with such Closing Balance Sheet and calculation or (B) it disagrees with such Closing Balance Sheet and calculation, in which case it will also provide therewith a reasonably detailed written report stating the basis for disagreement with such Closing Balance Sheet and such calculation (the "Closing Balance Sheet Notice").

               (ii) If the Closing Balance Sheet Notice is not timely given as described in Section 1.2(b)(i), the Closing Balance Sheet and the calculation of Closing Net Working Capital shall be final, binding and conclusive upon the Parties. If the Closing Balance Sheet Notice is properly given and the Existing Member disagrees with such Closing Balance Sheet Notice, and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Balance Sheet Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than PricewaterhouseCoopers LLP, selected by mutual agreement of HDA and the Existing Member. The costs of resolving such a dispute shall be borne equally by HDA and the Existing Member.

               (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute that is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Balance Sheet and the calculation of Closing Net Working Capital only with respect to the issues raised in the Closing Balance Sheet Notice and only to the extent necessary to make it conform to the practices, procedures and methods described in Section 1.2(a) above. The decision of the BFAF shall be final and binding on HDA and the Existing Member in the absence of manifest error.

          (c)  Post-Closing Adjustment.  Within two business days after a final
               -----------------------
resolution by the BFAF of such disagreements as may arise out of the review of the Closing Balance Sheet in accordance with Section 1.2(b) above, and an appropriate adjustment to the Closing Balance Sheet and the calculation of Closing Net Working Capital to reflect such resolution, or, if Section 1.2(b)(i)(A) or the first sentence of Section 1.2(b)(ii) applies, two business days after delivery of, or expiration of the period for delivering, the Closing Balance Sheet Notice (as applicable), the actual cash portion of the Purchase Price will be determined. If Closing Net Working Capital is less than $2,961,153, the difference and interest thereon will be due and payable to HDA by the Existing Member; however, to the extent Closing Net Working Capital is more than $2,961,153, the excess and interest thereon will be due and payable to the Existing Member by HDA. Any adjustment to the Estimated Cash Purchase Price pursuant to the preceding sentence shall be promptly paid to the Existing Member by HDA, or to HDA by the Existing Member (as the case may be). Any amounts payable pursuant to this paragraph shall bear interest from the Closing Date through the date of payment at an annual rate equal to LIBOR as reported in The Wall Street Journal on the Closing Date.

     1.3  Allocation of Purchase Price.  The Parties acknowledge that the
          ----------------------------
transaction contemplated by this Agreement will be treated for Tax purposes as the taxable sale by the Existing

Member of all of the assets and business of the Company to HDA. The sum of (i) the Purchase Price plus (ii) the liabilities of the Company assumed by HDA by reason of the purchase of all of the units in the Company represent the amount agreed upon by the parties to be the aggregate consideration paid for the assets of the Company, and shall be allocated among the assets of the Company in accordance with a schedule (the "Allocation Schedule") to be agreed upon after the Closing Date by HDA and the Existing Member. HDA shall prepare and deliver the Allocation Schedule to the Existing Member for his review and approval within 45 days after the period for making any adjustment to the Purchase Price expires (as provided in Section 1.2 hereof), and the Existing Member shall deliver to HDA any proposed adjustments thereto within 30 days of his receipt of the Allocation Schedule. If the Existing Member does not deliver to HDA proposed adjustments to the Allocation Schedule within such time, he shall be deemed to agree with the Allocation Schedule as prepared by HDA. In the event that the Existing Member proposes adjustments to the Allocation Schedule as prepared by HDA, HDA and the Existing Member shall negotiate in good faith to resolve their differences. If the disagreement is not resolved by mutual agreement among the Parties within 45 days of HDA's receipt of the Existing Member's proposed adjustments, such dispute will be resolved by a BFAF, other than PricewaterhouseCoopers LLP, selected by mutual agreement of HDA and the Existing Member. The costs of resolving such a dispute shall be borne equally by HDA and the Existing Member. The Allocation Schedule shall comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder. Any subsequent indemnification payment treated as an adjustment to the Purchase Price pursuant to Sections 5.2(h) and 8.7 shall be reflected as an adjustment to the amount set forth on the Allocation Schedule that is allocated to the specific asset, if any, giving rise to the adjustment, and if any such adjustment does not relate to a specific asset, such adjustment shall be allocated among the assets of the Company acquired hereunder in accordance with Section 1060 of the Code and the regulations promulgated thereunder. HDA and the Existing Member shall (i) report for all Tax purposes the purchase of the assets in a manner consistent with the Allocation Schedule and in a manner consistent with all applicable rules and regulations; (ii) timely file a Form 8594 in accordance with the Allocation Schedule; (iii) not assert, in connection with any Tax Return, Tax audit or similar proceedings, any allocation that differs from that agreed to herein; and (iv) notify the other Party in the event any taxing authority is taking or proposing to take a position inconsistent with such allocation.


                                  ARTICLE II.
                                    CLOSING

     2.1  Closing.  The closing of the transactions contemplated herein (the
          -------
"Closing") shall be held at 10:00 a.m., local time, on April 20, 1999 (the "Closing Date") at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601. The place of the Closing and the Closing Date may be varied by agreement among the Parties.

     2.2  Sale of Units in the Company.  On the terms and subject to the
          ----------------------------
conditions of the Agreement, on the Closing Date, the Existing Member shall sell, transfer and assign to HDA, and HDA shall purchase and acquire from the Existing Member, all of the units in the Company.

     2.3  Payment of Purchase Price.  At the Closing, (a) HDA shall wire
          -------------------------
transfer the Estimated Cash Purchase Price in immediately available funds in the amounts and to the bank account designated by the Existing Member on Annex B hereto; and (b) Holdings shall issue, the 1,651 validly issued, fully paid and nonassessable shares of Common Stock and 7,194.13 validly issued, fully paid and nonassessable shares of Series A Preferred Stock that are included in the Purchase Price; provided, however, that 743 shares of
                                         --------  -------
Common Stock and 3,236.9 shares of Series A Preferred Stock shall be delivered to the Escrow Agent (as defined herein) pursuant to Section 8.6 hereof.


                                 ARTICLE III.
                     REPRESENTATIONS AND WARRANTIES OF THE
                                EXISTING MEMBER

     The Existing Member represents and warrants to Holdings and HDA as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

     3.1  Organization and Standing.  The Company has been duly organized, is
          -------------------------
validly existing as a limited liability company in good standing under the laws of the State of Washington, has full power and authority to own or lease its properties and to carry on its business as presently conducted and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (all of which jurisdictions are listed on Schedule 3.1). The Company has delivered to HDA or its representatives complete and correct copies of its Certificate of Formation and Limited Liability Company Agreement (or other charter documents) and all amendments thereto. The Company does not own, and has not at any time within the past five years owned, any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership, limited liability company or other entity.

     3.2  Authorization.  This Agreement and the Ancillary Agreements (as
          -------------
defined herein) have been duly authorized, executed and delivered by the Existing Member, and are the legal, valid and binding obligations of the Existing Member, enforceable against him in accordance with their respective terms.

     3.3  No Conflict or Violation.  Neither the execution and delivery of this
          ------------------------
Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other agreement, obligation or liability ("Contractual Obligation") to which the Company, or any Existing Member is a party or by which it, he or she is bound or to which any of its, his or her assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the Certificate of Formation or Operating Agreement (or other organizational documents) of the Company or any Existing Member, or a default under or violation of any material restriction, lien, encumbrance or any contract to which the Company or any Existing Member is bound or to which any of its, his or her assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Company, or any Existing Member is subject or (d) violate, conflict with or result in a breach of any applicable rule or regulation of any federal, state, local or other governmental authority.

     3.4  Capitalization of the Company.  As of the date of this Agreement,
          -----------------------------
there are 20,000 units in the Company outstanding, all of which units have been duly authorized and validly issued and are owned in the aggregate by the Existing Member (the "Units"). There are (a) no preemptive or similar rights on the part of any holder of any class of securities of the Company and (b) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating the Company, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any of its units of any class or any securities convertible into or exchangeable for any such units.

     3.5  Title to Units.  The Existing Member has good and valid title to the
          --------------
Units owned by them, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. Upon delivery to HDA at the Closing of certificates representing the Units owned by the Existing Member, duly endorsed by them for transfer to HDA, HDA will obtain good and valid title to such Units, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever except for any restrictions created by HDA. There are no voting trusts, proxies, or other agreements or understandings to which the Company or the Existing Member is a party with respect to the voting, distribution rights or disposition of any of the Units. The Existing Member has no obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any units in the Company or to effect any merger, consolidation, reorganization or other business combination of the Company or to enter into any agreement with respect thereto.

     3.6  Facilities.  Schedule 3.6 contains a complete and accurate list of all
          ----------
real property used in connection with the business of the Company ("Real Property"), identifying which is owned ("Owned Real Property") and which is leased ("Leased Real Property"), and accurate and complete copies of preliminary title reports covering all of the Owned Real Property.

          (a)  Owned Real Property.  The Company has good and marketable fee
               -------------------
simple title to all Owned Real Property, free and clear of all encumbrances, except for taxes and assessments that are not yet due and payable, building codes and zoning ordinances and easements, restrictions, covenants, rights-of-way and reservations of record, which do not detract from the value of the property and do not interfere with the present use of the property and have arisen in the ordinary course of business ("Permitted Encumbrances"). The Company enjoys peaceful and undisturbed possession of all Owned Real Property.

          (b)  Actions.  There are no pending or, to the best knowledge of the
               -------
Company, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Actions") relating to any facility ("Facility") used in connection with the businesses of the Company.

          (c)  Leases or Other Agreements.  There are no leases, subleases,
               --------------------------
licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Facility or any Real Property or any portion thereof, or interest in any such Facility or Real Property.

          (d)  Facility Leases and Leased Real Property.  With respect to each
               ----------------------------------------
Facility lease, the Company is the sole lessee and such lessee has an unencumbered interest in the leasehold estate related thereto. The Company enjoys peaceful and undisturbed possession of all of its Leased Real Property. Each Facility lease is valid, binding and enforceable in accordance with its terms. The

Company is not in default under any Facility lease or sublease, and no event or condition exists that with notice or lapse of time or both would constitute a default by the Company under any Facility lease or sublease. True, correct and complete copies of all leases and subleases listed on Schedule 3.6, including all amendments, modifications, waivers or supplemental agreements thereto, have been delivered to, or made available for inspection by, HDA or its representatives.

          (e)  Certificate of Occupancy.  All Facilities have received all
               ------------------------
required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

          (f)  Utilities.  All Facilities are supplied with utilities
               ---------
(including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

          (g)  Improvements, Fixtures and Equipment.  The improvements
               ------------------------------------
constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by the Company at the Facilities are (i) insured to the extent and in a manner customary in the industry, (ii) structurally sound with no known material defects, (iii) in good operating condition and repair, subject to ordinary wear and tear, (iv) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (v) necessary, desirable and appropriate for the operation of the business of the Company as presently conducted and (vi) in conformity with all applicable regulations.

          (h)  No Special Assessment.  The Company has not received notice of
               ---------------------
any special assessment relating to any Facility or any portion thereof, and there is no pending or threatened special assessment.

     3.7  Financial Statements.
          --------------------

          (a) The unaudited balance sheet and statement of income of the Company at and for the fiscal years ended December 31, 1998 and 1997 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company as of their respective dates and for each such period. The unaudited balance sheet of the Company at December 31, 1998 is referred to herein as the "Balance Sheet." The Company has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on the Balance Sheet and were not so recorded or reserved.

          (b) The unaudited balance sheet and statement of income of the Company at and for the one month ended January 31, 1999 were prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the Company as of its date and for such period and are consistent with the financial statements described in Section 3.7(a).

          (c) Copies of the financial statements described in Sections 3.7(a) and (b) have been provided to HDA or its representatives.

     3.8  Books and Records.  The Company has made and kept and given HDA and
          -----------------
its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of the Company. The minute books of the Company accurately and adequately reflect all action taken by the members, board of advisors and committees of the board of advisors of the Company. The copies of the records of the units in the Company are true, correct and complete, and accurately reflect all transactions effected in the units in the Company through and including the date hereof. The Company has not engaged in any transaction, maintained any bank account or used any Company funds except for the transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company, all of which have been provided or made available to HDA or its representatives.

     3.9  Litigation.  There is no claim, action, suit, proceeding, or
          ----------
investigation pending or, to the best knowledge of the Company, threatened against the Company or the members, manager, advisors, officers, agents or employees of the Company (in their capacity as such), or any properties or rights of the Company or that are reasonably likely to adversely affect the business or properties of the Company or the transactions contemplated hereby. There are no orders, writs, injunctions or decrees currently in force against the Company or the members, manager, advisors officers, agents or employees of the Company (in their capacity as such) with respect to the conduct of the Company's business.

     3.10  Licenses and Permits; Compliance with Laws.  Schedule 3.10 sets forth
           ------------------------------------------
a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Licenses and Permits") held by the Company. The Company owns, holds or possesses all Licenses and Permits necessary or appropriate to entitle it to use its name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted. The Company is not in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it. The Company's conduct of its business has been and is in compliance with all applicable laws, statutes, ordinances and regulations. The Company has not received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

     3.11  Tax Matters.
           -----------

          (a) The Company has duly and timely filed all Tax Returns (including without limitation in respect of estimated Taxes) required to be filed by it with the appropriate governmental authorities, or requests for extensions to file such Tax Returns have been timely filed and granted and have not expired. All such Tax Returns were at the time of filing and are as of the date hereof correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid within the time and in the manner prescribed by law.

          (b) No claim has ever been made by a governmental authority in a jurisdiction where the Company has never filed a Tax Return that the Company is or may be subject to taxation by that jurisdiction. Schedule 3.11(b) sets forth each state, local and foreign jurisdiction in which the Company has (i) filed an income or franchise Tax Return, during the five-year period ended December 31, 1998, or (ii) collected or remitted any sales and/or use Taxes during the five-year period ended December 31, 1998.

          (c) The Balance Sheet reflects an adequate reserve in accordance with GAAP for all Taxes payable by the Company for all Taxable periods and portions thereof accrued through the date of such balance sheet. All deficiencies for any Taxes that have been proposed, asserted, or assessed against the Company have been fully paid, or are fully reflected as a liability on such balance sheet, or are being contested and an adequate reserve therefor has been established and is fully reflected in accordance with GAAP on the Balance Sheet.

          (d) The Company is not a party to any pending audit, examination, action or proceeding for the assessment or collection of any Taxes, nor, to the best of the knowledge of the Existing Member, is any such audit, examination, action or proceeding threatened. No facts exist that constitute grounds for the assessment of any additional Taxes with respect to the Company.

          (e) There are no liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or the units in the Company.

          (f) The Company is not subject to any agreements, waivers or other arrangements extending the statute of limitations for the assessment, collection or levy of any Taxes for any taxable year or other period.

          (g) Copies of all Tax agreements (including, without limitation, agreements providing for the allocation or sharing of or indemnification with respect to Taxes) to which the Company is a party, including any novations, transfers or assignments thereof, have heretofore been delivered to HDA and all such agreements are listed on Schedule 3.11.

          (h) The Company has not filed a consent pursuant to, or agreed to the application of, Section 341(f) of the Code.

          (i) The Company has not made any payments, is not obligated to make any payments, or is not a party to any agreement that could obligate it to make any payments, the deductibility of which would be disallowed (in whole or in part) under Section 280G of the Code.

          (j) The Company is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Existing Member is not a foreign person within the meaning of, and no Tax is required to be withheld as a result of any the transactions contemplated by this Agreement pursuant to, Section 1445 or any other provision of the Code or of any other state, local or foreign laws.

          (k)  Tax Election.  No election pursuant to Treasury Regulation
               ------------
(S)301.7701-3(c) has been made by or on behalf of the Company at any time prior to the Closing to cause the Company to be treated for federal income tax purposes as an association taxable as a corporation.

          (l) All Taxes that are required by law to be withheld or collected by the Company have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authority or properly segregated or deposited as required by applicable law.

          (m) The Company (i) has not been a member of an affiliated group filing a consolidated federal income Tax Return and (ii) has no liability for the Taxes of any other person under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

          (n) The Company has not executed or entered into any closing agreement pursuant to Section 7121 of the Code, or any predecessor provision thereof, or any similar provision of state or local law.

          (o) None of the assets owned by the Company is property that is required to be treated as owned by any other person pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (p) The Company has not taken any action in anticipation of the Closing not expressly required by this Agreement, or in accordance with past practice that would have the effect of deferring any liability for Taxes of the Company to any period (or portion thereof) ending after the Closing Date. The purchase and sale provided for herein will not cause any recognition of gain or income to the Company under any provision of U.S. federal, state or local or foreign income or franchise Tax law.

          (q) The Company is not and will not be required to include any amount in its gross income or exclude any amount of its deductions in any Taxable period ending after the Closing Date by reason of a change in accounting method or use of the installment method of accounting under Section 453 of the Code in any Taxable period ending on or before the Closing Date.

          (r) No power of attorney has been granted by the Company with respect to any matter relating to Taxes that is currently in force.

          For purposes of this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means all federal, state, local, and foreign net income, gross income, profits, franchise, gross receipts, payroll, sales, employment, use, occupation, license, value added, property, ad valorem, withholding, excise, user, fuel, excess or windfall profits, alternative or add-on minimum, custom duties, gains, transfer, documentary, stamp, and other taxes, duties, fees, assessments or charges of any nature whatsoever, together with all interest, penalties, fines and additions to tax or additional amounts imposed with respect thereto, and (ii) the term "Tax Returns" means any return, report, statement, election, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

     3.12  Brokers, Finders.  The Company has not retained any broker or finder
           ----------------
in connection with the transactions contemplated herein, and the Company is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

     3.13  Absence of Certain Changes.
           --------------------------

          (a) Since December 31, 1998, the Company has conducted its business in the ordinary course, and there has not occurred with respect to the Company:

               (i) any material adverse effect on the business, operations, assets, results of operations, financial condition or prospects of the Company ("Material Adverse Effect");

               (ii) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

               (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

               (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

               (v) any capital expenditure exceeding $2,500, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

               (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Material Adverse Effect;

               (vii) any assets (whether real, personal or mixed, tangible or intangible) of the Company becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

               (viii) the failure to carry on diligently the business in the ordinary course so as to preserve for HDA the assets and the business of the Company and the goodwill of the Company's suppliers, customers, distributors and others having business relations with it;

               (ix) the disposition or lapsing of any Proprietary Rights (as defined below) or any disposition or disclosure to any person of any Proprietary Rights not theretofore a matter of public knowledge;

               (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material assets for any amount;

               (xi) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or Permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or Permit which is not in the ordinary course of business , including, without limitation, any employment or consulting agreements;

               (xii) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any manager, advisor, officer or employee, whether now or hereafter payable or granted, or entry into or variation of the terms of any employment, incentive or severance agreement with any such person;

               (xiii) an adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business or the relationships between the employees of the Company and the management of the Company;

               (xiv) any change in any method of accounting or keeping books of account or accounting practices other than changes necessary to conform to changes in GAAP;

               (xv) any material damage, destruction or loss of any asset, whether or not covered by insurance;

               (xvi) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money (other than borrowings under its revolving credit facility in the ordinary course of business);

               (xvii) the declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any units in the Company, or the creation of any securities convertible into or exchangeable for any units in the Company or any options, warrants or other rights to purchase or subscribe to any of the foregoing;

               (xviii) the consummation or adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company;

               (xix) the existence of any other event or condition which, in any one case or in the aggregate, has been or might reasonably be expected to have a Material Adverse Effect; or

               (xx) an agreement to do any of the things described in the preceding clauses (i) - (xix) other than as expressly provided for herein.

     3.14  Material Contracts.  Schedule 3.14 attached hereto sets forth a
           ------------------
complete and correct list of all the Material Contracts to which the Company or, in the case of Section 3.14(g), any Existing Member, is a party. As used in this Agreement, "Material Contracts" means:

          (a)  all contracts not made in the ordinary course of business;

          (b) all leases or other agreements under which the Company is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of the Company, which entails annual payments, in the case of any such lease or agreement, in excess of $5,000;

          (c) all options with respect to any property, real or personal, whether the Company shall be the grantor or grantee thereunder;

          (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to assets or the business and that are not cancelable, without payment of any kind, on 30 calendar days' or less notice;

          (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to the Company in a principal amount (or with maximum availability) in excess of $5,000;

          (f) all contracts and agreements to which the Company is a party and that are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, sales personnel, sales representatives, distributors, sales agents or dealers other than contracts that by their terms are cancelable by the Company with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $5,000, (ii) collective bargaining agreements of the Company and (iii) pension, profit-sharing, bonus, retirement, incentive option or employee benefit plans or other similar plans or arrangements of the Company under which employees of the Company have received awards or may have the right to any awards or in which employees of the Company are or may be entitled to participate;

          (g) any covenant not to compete or similar restriction on the Company, any Existing Member or, to the best knowledge of the Company, any officer or key employee of the Company;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $5,000; or

          (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $5,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by the Company.

Schedule 3.14 lists all consents of third parties that are required under the Material Contracts in connection with the execution and delivery of this Agreement or any Ancillary Agreement or the consummation by the Existing Member of the transactions contemplated herein and therein (the "Required Consents"). The Existing Member has furnished or will furnish to HDA or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto.

     3.15  Proprietary Rights.
           ------------------

          (a) Schedule 3.15 lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Proprietary Rights") for the Company. Schedule 3.15 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Proprietary Rights listed in Schedule 3.15 are all those used by the Company in connection with its business. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of the Company or in which the Company has any interest whatsoever have been provided to HDA or its representatives.

          (b) The Company has no obligation to compensate any person for the use of any such Proprietary Rights and the Company has not granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

          (c) The Company owns or has a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of Company by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. The Company has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. The Company has taken all reasonable and prudent steps to protect the Proprietary Rights from infringement by any other person. No other person (i) has the right to use any trademarks of the Company on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (ii) has notified the Company that it is claiming any ownership of or right to use such Proprietary Rights or (iii) to the best knowledge of the Company, is infringing upon any such Proprietary Rights in any way. The Company's use of any Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by the Company that are presently outstanding, alleging that the Company's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on right of the Company to sell products manufactured by the Company in connection with the operation of its business.

     3.16  Labor Matters.  The Company is not a party to any labor agreement
           -------------
with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. The Company has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company. There is no labor strike or labor disturbance pending or, to the best knowledge of the Company, threatened against the Company, nor is any grievance currently being asserted, and the Company has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, the Company is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

     3.17  Consents.  No consent, approval, authorization, order, filing,
           --------
registration or qualification of or with any court, governmental authority or third person is required to be made or obtained by the Company, or any Existing Member in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Existing Member of the transactions contemplated herein and therein.

     3.18  Employee Benefit Plans; Employment Agreements.
           ---------------------------------------------

          (a)  Plans.  Schedule 3.18 sets forth a true, complete and accurate
               -----
list of: (i) any and all severance or employment agreements with any current or former member, manager, advisor, officer or employee; (ii) any and all severance programs or policies applicable to any such personnel; (iii) any and all plans or arrangements relating to current or former members, managers, advisors, officers or employees containing change in control provisions or any other agreements or arrangements (including collective bargaining agreements or consulting agreements) or currently established, maintained or contributed to by the Company for the benefit of any current or former employee of the Company, including bonus, incentive compensation, ownership, option, appreciation, purchase, "phantom stock," vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans;
(iv) any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), which are currently established, maintained or contributed to by the Company and are applicable to the Company's former or current employees (singularly, "Employee Benefit Plan" and collectively, "Employee Benefit Plans"); and (v) all Employee Benefit Plans, except those disclosed above, previously established, maintained or contributed to by the Company, or any one of them acting alone ("Terminated Employee Benefit Plans").

          (b)  Pension and Welfare Benefit Plans.  With respect to the Employee
               ---------------------------------
Benefit Plans and Terminated Employee Benefit Plans, each as described on
Schedule 3.18:

               (i) each Employee Benefit Plan is in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such Employee Benefit Plans, including but not limited to ERISA and the Code, and each Employee Benefit Plan has been administered in accordance with its terms;

               (ii) with respect to the Company's employee welfare benefit plans, any trust related to such ERISA Plans (which term shall have the meaning set forth in Section 3(3) of the ERISA with respect to employee benefit plans maintained or contributed to by the Company, or any of its affiliates that currently cover employees and are subject to ERISA) has been determined to be tax-exempt by the IRS pursuant to Code (S) 501(c)(9) and nothing has since occurred from the time of such determination to cause the loss of such trust's tax-exempt status. Each ERISA Plan intended to be qualified pursuant to Code (S) 401(a) and Code (S) 501(a) is qualified under Code (S) 401(a) and Code (S) 501(a) and has received a determination letter from the IRS covering the Tax Reform Act of 1986, as amended, that such ERISA Plans are so qualified and each trust established in connection with any such plan is exempt from federal income taxation and nothing (either in form or operation) has since occurred from the date of the last favorable determination letter to cause the loss of such ERISA Plans' or trusts' qualification;

               (iii) all required reports and descriptions of such ERISA Plans (including without limitation the IRS Form 5500 Annual Return/Report, summary annual report and summary plan description) have been timely filed and distributed;

               (iv) any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to such Employee Benefit Plans have been appropriately given;

               (v) all required contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to such Employee Benefit Plans prior to the Closing Date by the Company;

               (vi) the Company does not have any action directly or indirectly that obligates the Company to institute, modify or change any Employee Benefit Plan, any change in the manner in which contributions are made or the basis on which such contributions are determined;

               (vii) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to such Employee Benefit Plans for policy years or other applicable policy periods ending on or before Closing;

               (viii) with respect to each such Employee Benefit Plan, the Company and its affiliates have not engaged in any prohibited transactions (as defined in ERISA (S) 406 or Code (S) 4975), no penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to such Employee Benefit Plans, the Company or any fiduciary (as defined in ERISA (S) 3(21)) of such Employee Benefit Plans (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under such plans), neither the Company nor any fiduciary with respect to such plans has any knowledge of any facts that would give rise to or could give rise to any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim, and the Company has not incurred any lien under Section 401(a)(29) or any material liability for any tax or civil penalty imposed by Section 4971 or 4976 of the Code or
     Section 502 of ERISA and no condition or set of circumstances exists that presents a risk to the Company of incurring any such lien or liability;

               (ix) no Employee Benefit Plan is (A) a "defined benefit" plan (as defined in Section 3(35) of ERISA, (B) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (C) a "multiple employer" or a "multiple employer welfare arrangement" within the meaning of Section 413(c) of the Code or Section 514(b)(6) of ERISA, respectively, or (D) a "welfare benefit fund" as defined in Section 419(e) of the Code;

               (x) the Company is not subject to any liability under Title IV of ERISA, including any withdrawal liability on behalf of a multiemployer plan;

               (xi) none of the Company or any of its members, managers, advisors, officers, employees or any other fiduciary has any liability for a material breach of fiduciary responsibility imposed by ERISA for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such Employee Benefit Plans;

               (xii) except as disclosed on Schedule 3.18, none of such Employee Benefit Plans has been completely or partially terminated;

               (xiii) no current or former employee of the Company will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan as a result of the transactions contemplated by this Agreement (either alone or in conjunction with any other event such as a termination of employment) and no trustee under any "rabbi trust" or similar arrangement in connection with any Employee Benefit Plan will be entitled to payment as a result of the transactions contemplated by this Agreement;

               (xiv) there is no pending or threatened litigation, action, suit, proceeding or investigation against or involving such Employee Benefit Plans and, to the best knowledge of the Company, there is no basis for any litigation, action, suit, proceeding or investigation; and

               (xv) no Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law). With respect to any contract or arrangement with an insurance company providing funding under any Employee Benefit Plan, there is no material liability for any retroactive rate adjustment. Except as disclosed on Schedule 3.18, the Company has the right to amend or terminate its participation with respect to each Employee Benefit Plan. Each Employee Benefit Plan that is a "group health plan," as defined in Section 5000 of the Code has been operated in accordance with
     Section 4980B of the Code, Section 9801 and the secondary payor requirements of Section 1862(b) of the Social Security Act.

     3.19  Compliance with Environmental Laws.
           ----------------------------------

          (a)  Definitions.  The following terms, when used in this Section
               -----------
3.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

               (i)  "Company" for the purposes of this Section, shall include
     (A) the Company, (B) all partnerships, joint ventures and other entities or organizations in which the Company was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by the Company or to which the Company has succeeded.

               (ii) "Release" shall mean and include any existing or previously existing spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance or otherwise as defined in any Environmental Law.

               (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iv) "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act and the Hazardous Materials Transportation Act.

               (v) "Environmental Conditions" means the introduction into the environment, whether or not yet discovered, of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Facility or former Facility or other property and whether or not such pollution constituted at the time thereof a violation of any Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which the Company has or may become liable to any person or by reason of which any Facility, former Facility or any of the assets of the Company may suffer or be subjected to any lien or as a result of which the Company or HDA could incur any damage, loss, cost, expense, claim, demand, order or liability to a third party (including, without limitation, any governmental authority).

          (b)  Notice of Violation.  The Company has not received a notice of
               -------------------
alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. The Company has not received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or former Facilities, or in connection with any operations or activities of the Company.

          (c)  Environmental Conditions.  Other than the Environmental
               ------------------------
Conditions identified in Schedule 3.19 hereto, there are no present or past Environmental Conditions.

          (d)  Environmental Audits or Assessments.  True, complete and correct
               -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of the Company, of all environmental audits or assessments that have been conducted at any Facility or former Facility within the past five years, either by the Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to HDA or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which the Company has knowledge is included in Schedule 3.19 hereto.

          (e)  Indemnification Agreements.  The Company is not a party, whether
               --------------------------
as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on Schedule 3.22) under which the Company is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

          (f)  Releases or Waivers.  The Company has not released any other
               -------------------
person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (g)  Notices, Warnings and Records.  The Company has given all notices
               -----------------------------
and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          (h)  Compliance.  The Company has never violated and is presently in
               ----------
compliance with all Environmental Laws.

          (i)  Hazardous Material.  Other than the Environmental Conditions
               ------------------
identified in Schedule 3.19 hereto, the Company has not generated, manufactured, refined, transported, treated, disposed, stored, handled, transferred, produced or processed any Hazardous Material.

          (j)  Underground Storage Tanks.  There are no underground storage
               -------------------------
tanks at any Facility owned or operated by the Company. The Company does not own or operate any underground storage tanks, whether currently in use or formerly used.

          (k)  Asbestos Containing Material.  There is no asbestos containing
               ----------------------------
material at any Facility owned or operated by the Company.

          (l)  Liens.  No lien has been imposed on any Facility pursuant to any
               -----
Environmental Law.

     3.20  Certain Business Relationships with the Company.  The Existing
           -----------------------------------------------
Member has not been involved in any business arrangement or relationship with the Company within the past 12 months, and the Existing Member does not own any assets, tangible or intangible, which are used in the business of the Company.

     3.21  Undisclosed Liabilities.  The Company has no liabilities or
           -----------------------
obligations, whether accrued, absolute, contingent or otherwise except (a) to the extent reflected or reserved for on the Balance Sheet, (b) liabilities or obligations incurred in the normal and ordinary course of business of the Company since December 31, 1998, (c) liabilities or obligations disclosed in
Schedule 3.21 hereto and in the other Schedules attached hereto or (d) liabilities or obligations disclosed elsewhere in this Agreement.

     3.22  Insurance.  Schedule 3.22 contains a complete and accurate list of
           ---------
all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by the Company its (a) business, (b) assets or (c) employees at any time since December 31, 1988. All insurance coverage applicable to the Company or its business or assets is in full force and effect, insures the Company in reasonably sufficient amounts against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable regulation and by any and all contracts to which the Company is a party and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no premiums for any such insurance that are due or past due and no notice of cancellation or nonrenewal of any such coverage has been received. There are no provisions in such insurance policies for retroactive or retrospective premium adjustments. All products liability, general liability and workers' compensation insurance policies maintained by the Company have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of the Company. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. No insurer has advised the Company that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

     3.23  Accounts Receivable.  The accounts receivable set forth on the
           -------------------
Balance Sheet, and all accounts receivable arising since the date of the Balance Sheet, represent bona fide claims of the Company against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed that gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on the Balance Sheet and, in the case of accounts receivable arising since the date of the Balance Sheet, to the extent of a reasonable reserve for bad debts on accounts receivable that is not greater than the reserve for bad debts on the Balance Sheet.

     3.24  Inventory.  Schedule 3.24 contains a complete and accurate list of
           ---------
the addresses at which all inventory as set forth on the Balance Sheet, and all inventory acquired since the date of the Balance Sheet, is located. The inventory as set forth on the Balance Sheet or arising since the date of the Balance Sheet was acquired and has been maintained in accordance with the regular business practices of the Company, consists of new and used items of a quality and quantity usable or saleable in the ordinary course of business, and is valued at the lower or cost or market on an average cost basis. None of such inventory is obsolete, unusable, damaged or unsaleable in the ordinary course of business, except for such items of inventory that have been written down to realizable market value, or for which adequate reserves have been provided in the Balance Sheet.

     3.25  Payments.  The Company has not, directly or indirectly, paid or
           --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of the Company, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. The Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

     3.26  Customers, Distributors and Suppliers.  Schedule 3.26 sets forth a
           -------------------------------------
complete and accurate list of the names and addresses of the Company's (a) ten largest (in terms of dollar volume) customers, distributors and other agents and representatives during the Company's last fiscal year, showing the approximate total sales in dollars by the Company to such customer during such fiscal year; and (b) suppliers during the Company's last fiscal year, showing the approximate total purchases in dollars by the Company from such supplier during such fiscal year. Since the date of the Balance Sheet, there has been no adverse change in the business relationship of the Company with any customer, distributor or supplier named on Schedule 3.26. The Company has not received any communication from any customer, distributor or supplier named on Schedule 3.26 of any intention to terminate or materially reduce purchases from or supplies to the Company.

     3.27  Investment Intent; Accredited Investors; Suitability and
               --------------------------------------------------------
Sophistication.
--------------

          (a) The Common Stock and Series A Preferred Stock to be issued to the Existing Member hereunder are being acquired for his own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Securities Act") except in compliance with the Securities Act. The Existing Member understands that the Common Stock and Series A Preferred Stock have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act, the availability of which exemption or exemptions depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Existing Member acknowledges that shares of Common Stock or Series A Preferred Stock originally issued, any shares of Common Stock or Series A Preferred Stock issued upon any direct or indirect transfer of any such security, each certificate for shares of Common Stock issued upon the conversion of any shares of Series A Preferred Stock and each certificate issued upon the direct or indirect transfer of any such shares of Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES

          ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT OR
          (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT, PROVIDED THAT IN A TRANSACTION PURSUANT TO (iii) ABOVE, IF REQUESTED BY THE ISSUER HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO SUCH ISSUER STATING THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER CONDITIONS AS SET FORTH IN THE STOCKHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER 30, 1998, AS AMENDED, BY AND AMONG THE STOCKHOLDERS OF CITY TRUCK HOLDINGS, INC. AND CITY TRUCK HOLDINGS, INC.

Whenever the legend requirements imposed by this Section 3.27(a) shall terminate or a holder shall provide an opinion of counsel stating that such legend is no longer required, the respective holders of the securities for which such legend requirements have terminated shall be entitled to receive from Holdings certificates without such legend. In the event any disagreement arises regarding whether the legend requirement imposed by this Section 3.27(a) has terminated, the holders of such securities shall be entitled to receive from Holdings certificates without such legend if any such holder provides Holdings with a written opinion of counsel stating that such legend is no longer necessary or required.

          (b) The Existing Member is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          (c) The Existing Member has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of acquiring the Common Stock and Series A Preferred Stock,
(ii) independently evaluated the risks and merits of acquiring the Common Stock and Series A Preferred Stock and (iii) sufficient financial resources to bear the loss of its entire investment in such securities.

                                  ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND HDA

     Holdings and HDA represent and warrant to the Existing Member as follows:

     4.1  Corporate Organization and Standing.  Each of Holdings and HDA is a
          -----------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each of Holdings and HDA has all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

     4.2  Authorization.  This Agreement and the Ancillary Agreements have been
          -------------
duly authorized, executed and delivered by each of Holdings and HDA and are valid and binding obligations of each of Holdings and HDA, enforceable against each of them in accordance with their terms.

     4.3  No Conflict or Violation.  Neither the execution and delivery of this
          ------------------------
Agreement or the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any Contractual Obligation to which Holdings or HDA is a party or by which either of them is bound or to which any of their assets are subject, (b) violate, conflict with or result in a breach of or constitute a default under any provision of Holdings' or HDA's Articles of Incorporation or Bylaws (or other charter documents), or a default under or violation of any material restriction, lien, encumbrance or any contract to which Holdings or HDA is a party or by which either of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Holdings or HDA is subject or (d) violate, conflict with or result in a breach of any applicable rule or regulation of any federal, state, local or other governmental authority.

     4.4  Stock.  The shares of Common Stock and Series A Preferred Stock to be
          -----
issued to the Existing Member pursuant to this Agreement are duly authorized and, when paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.


                                  ARTICLE V.
                            POST-CLOSING COVENANTS

     Holdings, HDA and the Existing Member each covenant with the others as follows:

     5.1  Further Assurances.  Upon the terms and subject to the conditions
          ------------------
contained herein, the Parties agree, after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements, (b) to execute any documents, instruments or conveyances of any kind that may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement; (ii) to obtain all necessary Permits as are required to be obtained under any regulations; (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (v) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities; and (vi) to fulfill all conditions to this Agreement.

     5.2  Tax Matters.
          -----------

          (a)  Tax Indemnification.
               -------------------

               (i) The Existing Member shall indemnify HDA, the Company and their affiliates and hold them harmless from and against: (1) any and all liabilities for Taxes (including without limitation any obligation to contribute to the payment of a Tax determined on a consolidated, combined, or unitary basis with respect to a group of corporations that includes or included the Company) of the Company for all taxable periods ending on or before the Closing Date (the "Pre-Closing Tax Period") and for the portion of any Taxes (including without limitation any obligation to contribute to the payment of a Tax determined on a consolidated, combined, or unitary basis with respect to a group of corporations that includes or included the Company) of the Company for any Straddle Period (as hereinafter defined) that is allocated (pursuant to Section 5.2(a)(iii)) to the Pre-Closing Tax Period (such liabilities collectively, "Pre-Closing Tax Liabilities"); (2) one-half of any and all liabilities for Conveyance Taxes; (3) any and all liabilities for Taxes arising out of a breach or inaccuracy of any representation or warranty contained in Section 3.11; (4) any liability (as a result of Treas. Reg. (S) 1.1502-6(a) or otherwise) for income Taxes of the Existing Member or any other person (other than the Company) that is or has ever been affiliated with the Company, or with whom the Company otherwise joins or has ever joined (or is or has ever been required to join) in filing any consolidated, combined or unitary Tax Return prior to the Closing; and (5) any and all liability for reasonable legal, accounting and appraisal fees and expenses with respect to any item described in clauses (1), (2) or (4); provided, however, that the amount of the
                              --------  -------
     Existing Member's indemnity obligation for Taxes pursuant to this Section 5.2(a)(i) shall be reduced to the extent that the aggregate reserves for Taxes (excluding deferred income taxes) reflected on the Closing Balance Sheet exceeds the aggregate liability for Taxes for the Pre-Closing Tax Period not paid prior to the close thereof. Notwithstanding the foregoing, the Existing Member shall not be required to indemnify or hold harmless HDA, the Company and their affiliates from or against any liability for Taxes attributable to a breach by HDA of its obligations under this Agreement.

               (ii) HDA shall defend and indemnify the Existing Member and hold him harmless from and against (1) any liability for Taxes of the Company for any taxable period ending after the Closing Date (except with respect to a Straddle Period, in which case HDA's indemnity will cover only Taxes that are not Pre-Closing Tax Liabilities); (2) one-half of any and all liabilities for Conveyance Taxes; and (3) any and all liability for reasonable legal, accounting and appraisal fees and expenses with respect to any item described in clauses (1) or (2). Notwithstanding the foregoing, HDA shall not be required to indemnify or hold harmless the Existing Member from or against any liability for Taxes attributable to a breach by the Existing Member of their obligations under this Agreement.

               (iii) In the case of any taxable period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of the Company for the Straddle Period shall be allocated to the Pre-Closing Tax Period using an interim-closing-of-the-books method assuming that such taxable period ended at the close of the Closing Date, except that (A) exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per-diem basis and (B) real property, personal property, intangibles and other similar Taxes shall be allocated in accordance with the principles of Section 164(d) of the Code.

          (b)  Procedures Relating to Tax Indemnification.
               ------------------------------------------

               (i) If a claim for Taxes, including, without limitation, notice of a pending or threatened audit, shall be made by any taxing authority in writing (a "Tax Claim"), which, if successful, might result in an indemnity payment pursuant to Section 5.2(a), the indemnified party shall notify the indemnifying party in writing of the Tax Claim within 30 business days of receipt of such Tax Claim. If notice of a Tax Claim (a "Tax Notice") is not given to the indemnifying party within such 30-day period or in detail sufficient to apprise the indemnifying party of the nature of the Tax Claim, the indemnifying party shall not be liable to the indemnified party to the extent that the indemnifying party's position would be prejudiced as a result thereof.

               (ii) (a) The Existing Member shall have the sole right to represent the interests of the Company in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of their choice at their expense. Notwithstanding the foregoing, the Existing Member shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes that would materially adversely affect the liability for Taxes of HDA or the Company for any taxable period after the Closing Date (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards) without the prior written consent of HDA. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that the Existing Members have indemnified HDA against the effects of any such settlement.

               (b) The Existing Member shall be entitled to participate at their expense in the defense of any claim for Taxes for a taxable year or period ending after the Closing Date that may be subject to indemnification by the Existing Member pursuant to Section 5.2(a)(i) and, with the written consent of HDA, and at the Existing Member's expense, may assume the entire defense of such tax claim, subject to the second and third sentences of
     Section 5.2(b)(ii)(a). Notwithstanding the foregoing, HDA shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes for any such taxable year or period that would materially adversely affect the Pre-Closing Tax Liabilities of the Company (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards) without the prior written consent of the Existing Member, which consent shall not be unreasonably withheld.

               (c) Subject to the immediately preceding paragraph, HDA shall have the sole right to represent the Company's interests in the defense of any claim for Taxes relating to taxable periods ending after the Closing Date. Notwithstanding the foregoing, HDA shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes that would materially adversely affect the Pre-Closing Tax Liabilities of the Company and the Existing Member (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carryforwards) without the prior written consent of the Existing Member, which consent shall not be unreasonably withheld.

               (iii) After the Closing Date, the Existing Member and HDA, shall:

               (a) assist (and cause their respective affiliates to assist) the other party in preparing any Tax Returns that such other party is responsible for preparing and filing in accordance with this Section 5.2;

               (b) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company;

               (c) make available for inspection and copying to the others and to any taxing authority as reasonably requested all information, records and documents relating to Taxes of the Company;

               (d) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company for taxable periods for which the other may have a liability under this Section 5.2; and

               (e) furnish the others with copies of all correspondence received from any Taxing Authority in connection with any Tax audit or information request with respect to any such taxable period.

               (iv) Within 60 days following the Closing Date, the Existing Member shall deliver or cause to be delivered to HDA all books, records, returns, schedules, work papers and other documents (including without limitation appraisals and other background information) that are in the possession of the Existing Member and that relate to any Taxes of the Company for any taxable year or other period.

          (c)  Tax Dispute Resolution Mechanism.  Wherever in this Section 5.2
               --------------------------------
it is provided that a dispute shall be resolved pursuant to the "Tax Dispute Resolution Mechanism," such dispute shall be resolved as follows: The parties shall submit the dispute to a jointly selected BFAF other than PricewaterhouseCoopers LLP (the "Settlement Accountants") for resolution, which resolution shall be final, conclusive and binding on the Parties. Notwithstanding anything in this Agreement to the contrary, the fees and expenses of the Settlement Accountants in resolving a dispute shall be borne 50% by the Existing Member and 50% by HDA, other than fees and expenses relating to a dispute as to the amount of Taxes owed by any of the parties with respect to a Straddle Period Tax Return, in which case such fees and expenses shall be paid by HDA and by the Existing Member in proportion to their respective liability for Taxes as determined by the Settlement Accountants.

          (d)  Survival of Tax Provisions.  The obligations of each Party set
               --------------------------
forth in this Section 5.2 shall be unconditional and absolute and shall remain in effect until the date 90 days after the expiration of the relevant statute of limitations (and any waiver or extensions thereof) applicable to the Taxes at issue.

          (e)  Conveyance Taxes.  Notwithstanding any other provision of this
               ----------------
Agreement to the contrary, HDA and the Existing Member shall each be liable for, and shall timely pay or shall cause to be paid, one-half of any and all gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp, and other Taxes that may result from, or be incurred in connection with, the transactions contemplated by this Agreement ("Conveyance Taxes"). The Existing Member shall, at his own expense, properly complete, sign, and timely file any and all required Tax Returns with respect to such Conveyance Taxes and, if required by applicable law, HDA will join in the execution of any such Tax Returns.

          (f)  Exclusivity.  This Section 5.2 shall govern the procedures for
               -----------
all indemnification claims with respect to Taxes.

          (g)  Adjustment to Purchase Price.  Any payment by HDA or by the
               ----------------------------
Existing Member under this Section 5.2 will be an adjustment to the Purchase Price unless a determination (as defined in Section 1313 of the Code) with respect to the indemnified party causes any such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes.

          (h)  Tax Election.  The Existing Member shall not at any time after
               ------------
the Closing make an election on behalf of the Company pursuant to Treasury Regulation (S)301.7701-3(c) to cause the Company be treated for Tax purposes as an association taxable as a corporation.

     5.3  Guarantees.  To the extent that on or before the Closing Date the
          ----------
Existing Member and Don Etsekson have not been released from their respective obligations as guarantor of Contractual Obligations of the Company, HDA shall use reasonable efforts to obtain such releases as soon as reasonably possible after the Closing Date. HDA's reasonable efforts may include the substitution of HDA as guarantor of such Contractual Obligations in lieu of the Existing Member or Don Etsekson, as the case may be. HDA further agrees to indemnify, defend and hold harmless the Existing Member and Don Etsekson and their respective heirs, representatives, successors and assigns (such persons are collectively referred to as the "Guarantors' Indemnified Persons" in this
Section 5.3) from and against any and all Losses (as defined in Section 8.1) that the Guarantors' Indemnified Persons suffer, sustain or incur or become subject to or arising out of or due to the guarantees of such Contractual Obligations.

                                  ARTICLE VI.
                       CONDITIONS TO CONSUMMATION OF THE
                       TRANSACTIONS BY HOLDINGS AND HDA

     The obligations of Holdings and HDA under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Holdings and HDA.

     6.1  No Injunctive Proceedings.  No preliminary or permanent injunction or
          -------------------------
other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

     6.2  Representations and Warranties.  Except as otherwise contemplated by
          ------------------------------
this Agreement, all representations and warranties of the Existing Member contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

     6.3  Performance of Agreements.  The Existing Member shall have fully
          -------------------------
performed all obligations, agreements, conditions and commitments required to be fulfilled by him pursuant to the terms hereof on or prior to the Closing Date.

     6.4  Compliance Certificate.  The Existing Member shall have delivered to
          ----------------------
HDA or its representatives a certificate, each dated the Closing Date, as to the fulfillment of the conditions set forth in Sections 6.2 and 6.3 hereof.

     6.5  Certificates.  The Existing Member shall deliver to HDA a certificate
          ------------
or certificates representing all of the Units, if any, together with duly executed transfer powers in favor of HDA.

     6.6  Books and Records.  HDA shall have received the record books of the
          -----------------
Units, ledgers of the Units, minute books and seal (if any) of the Company.

     6.7  Managing Member, Officers and Advisors.  HDA shall have received the
          --------------------------------------
written resignation of the managing member and all officers and advisors of the Company in office immediately prior to the Closing.

     6.8  Opinion of Counsel.  HDA shall have received the opinion of Levy &
          ------------------
Associates, P.S., counsel for the Company and the Existing Member, in the form set forth in Schedule 6.8 hereto.

     6.9  Ancillary Agreements.  The following agreements (the "Ancillary
          --------------------
Agreements") shall have been duly executed and delivered by all parties thereto other than Holdings or HDA: (a) a noncompetition agreement between HDA and Paul
H. Etsekson, substantially in the form attached hereto as Exhibit A; (b) Joinders to a Stockholders' Agreement for Holdings, substantially in the form attached hereto as Exhibit B; and (c) an escrow agreement (the "Escrow Agreement") by and among Holdings, HDA, the Existing Member and Chase Manhattan Bank and Trust Company, National Association, as "Escrow Agent" substantially in the form attached hereto as Exhibit C.

     6.10  Consents,  Etc.  All authorizations, consents or approvals of any and
           --------------
all third parties, including the Required Consents, and governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect. Copies of all such authorizations, consents or approvals shall have been delivered to HDA or its representatives.

     6.11  Nonforeign Affidavit.  The Existing Member shall furnish to HDA an
           --------------------
affidavit stating, under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person pursuant to Section 1445(b)(2) of the Code.


                                 ARTICLE VII.
               CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY
                              THE EXISTING MEMBER

     The obligations of the Existing Member under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Existing Member:

     7.1  No Injunctive Proceedings.  No preliminary or permanent injunction or
          -------------------------
other order (including a temporary restraining order) of any state or federal court or other governmental agency that prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect.

     7.2  Representations and Warranties.  Except as otherwise contemplated by
          ------------------------------
this Agreement, all representations and warranties of Holdings and HDA contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

     7.3  Performance of Agreements; Instruments of Transfer.  Holdings and HDA
          --------------------------------------------------
shall have fully performed all obligations, agreements, conditions and commitments required to be fulfilled by Holdings and HDA on or prior to the Closing Date.

     7.4  Compliance Certificates.  Each of Holdings and HDA shall have
          -----------------------
delivered to the Existing Member its certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

     7.5  Ancillary Agreements.  The condition set forth in Section 6.9 shall be
          --------------------
satisfied, except that such documents shall be signed by all parties other than the Existing Member or entities controlled by him.


                                 ARTICLE VIII.
                                INDEMNIFICATION

     8.1  Indemnification by the Existing Member.  Subject to the provisions of
          --------------------------------------
this Article VIII, the Existing Member will indemnify, defend and hold Holdings, HDA and their respective stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "HDA Indemnified Persons"), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees)

(collectively, "Losses") that any HDA Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Existing Member in this Agreement, any Schedule hereto or any Ancillary Agreement; (b) the breach of any warranty of the Existing Member in this Agreement, any Schedule hereto or any Ancillary Agreement; (c) environmental liabilities (including but not limited to, liabilities arising out of or relating to the existence of contaminated soils at the property located at 3807-3815 Puget Sound Avenue, Tacoma, Washington as existing at the time of the Closing and as detailed in the Phase I and Phase II reports of Adapt Engineering); or (d) the nonfulfillment of any covenant, undertaking or other obligation of any Existing Member under this Agreement, any Schedule hereto or any Ancillary Agreement, not otherwise waived by HDA. "Losses" as used in this
Article VIII is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

     8.2  Indemnification by HDA.  Subject to the provisions of this Article
          ----------------------
VIII, HDA agrees to indemnify, defend and hold the Existing Member and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as the "Existing Member Indemnified Persons"), harmless from and against any and all Losses that the Existing Member Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of HDA in this Agreement, any Schedule hereto or any Ancillary Agreement; (b) the breach of any warranty of HDA in this Agreement, any Schedule hereto or any Ancillary Agreement; and
(c) the nonfulfillment of any covenant, undertaking or other obligation of HDA under this Agreement, any Schedule hereto or any Ancillary Agreement, not otherwise waived by the Existing Member. Payment is not a condition precedent to recovery of indemnification for Losses.

     8.3  Survival of Representations, Warranties and Covenants.  All
          -----------------------------------------------------
representations and warranties of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnification in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect for 18 months thereafter; provided, however,
                                                          --------  -------
that the representations and warranties set forth in Section 3.11 relating to tax matters and Section 3.18 relating to employee benefits matters shall survive for the length of the applicable statute of limitations; provided further,
                                                         -------- -------
however, that the representations and warranties set forth in Section 3.19
-------
relating to environmental matters and the right of HDA Indemnified Persons to indemnification under Section 8.1(c) shall survive for three years; and provided
                                                                        --------
further that the representations in Sections 3.4 and 3.5 shall survive
-------
indefinitely. All covenants and agreements contained in this Agreement shall survive the Closing Date indefinitely until, by their respective terms, they are no longer operative.

     8.4  Threshold; Deductible.  Except as provided in this Section 8.4, no HDA
          ---------------------
Indemnified Person or Existing Member Indemnified Person shall be entitled to any recovery in accordance with clause (a) or (b) of Section 8.1 or clause (a) or (b) of Section 8.2 unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy or breach or exceeds $75,000 in the aggregate.

     8.5  Notice and Opportunity to Defend.  If a claim for Losses (a "Claim")
          --------------------------------
is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.3 and 8.4 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

     8.6  Indemnification Payments.  At the Closing, Holdings will deliver
          ------------------------
certificates representing 743 shares of Common Stock and 3,236.9 shares of Series A Preferred Stock included in the Purchase Price under Section 1.1 to the Escrow Agent to be held by the Escrow Agent for 18 months pursuant to the terms of the Escrow Agreement and to serve as partial security for the indemnification obligations and Purchase Price adjustment obligations of the Existing Member under this Agreement. Any indemnification obligations of the Existing Member under this Article VIII shall be satisfied (a) first, out of the property held by the Escrow Agent pursuant to the terms of the Escrow Agreement and (b) second, by payment of cash by the Existing Member.

     8.7  Adjustment to Purchase Price.  Any payments made pursuant to Sections
          ----------------------------
8.1 and 8.2 will be treated by the Parties as an adjustment to the Purchase Price unless a determination (as defined in Section 1313 of the Code) with respect to the indemnified party causes any such payment not to constitute an adjustment to the Purchase Price for United States federal income tax purposes.


                                  ARTICLE IX.
                                 MISCELLANEOUS

     9.1  Expenses.  Except as otherwise set forth in this Agreement, HDA or
          --------
Holdings shall pay all costs and expenses incurred by them or on their behalf, and with respect to costs and expenses incurred by the Existing Member or the Company on the Existing Member's or the Company's behalf, such costs and expenses to the extent incurred and reflected on the Closing Balance Sheet or paid prior to the Closing, shall be paid by the Company, and any such costs and expenses incurred thereafter shall be paid by the Existing Member, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

     9.2  Notices.  All notices, requests, demands and other communications
          -------
given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

          If to the Existing Member, at the address or telecopier number set forth on Annex B hereto or otherwise provided to HDA from time to time.

          With a Copy to:

               Levy & Associates, P.S.
               Westlake Center
               1601 5th Avenue, Suite 2370
               Seattle, Washington 98101
               Attn.: Sanford R. Levy
               Telecopy No.: (206) 382-5527

          If to Holdings or HDA:

               HDA Parts System, Inc.
               520 Lake Cook Road
               Deerfield, Illinois 60015
               Attn.:  John J. Greisch
               Telecopy No.:  (847) 444-1096

          With a Copy to:

               Brentwood Associates
               11150 Santa Monica Boulevard
               Suite 1200
               Los Angeles, California 90025
               Attn.:  Christopher A. Laurence
               Telecopy No.:  (310) 477-1011

          And:

               Jones, Day, Reavis & Pogue
               77 West Wacker
               Chicago, Illinois  60601-1692
               Attn.:  Timothy J. Melton
               Telecopy No.:  (312) 782-8585

     All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

     9.3  Counterparts.  This Agreement may be executed simultaneously in one or
          ------------
more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     9.4  Entire Agreement.  This Agreement and the Ancillary Agreements
          ----------------
constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

     9.5  Headings.  The headings contained in this Agreement and in the
          --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.6  Assignment; Amendment of Agreement.  This Agreement shall be binding
          ----------------------------------
upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

     9.7  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the internal laws of the State of Illinois applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

     9.8  Further Assurances.  Each Party agrees that it will execute and
          ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

     9.9  No Third-Party Rights.  This Agreement is not intended, and shall not
          ---------------------
be construed, to create any rights in any parties other than Holdings, HDA, the Company and the Existing Member, and no person shall assert any rights as third-party beneficiary hereunder.

     9.10  Non-Waiver.  The failure in any one or more instances of a Party
           ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

     9.11  Severability.  If any term or other provision of this Agreement is
           ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     9.12  Incorporation of Exhibits and Schedules.  The Exhibits and Schedules
           ---------------------------------------
hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

     9.13  Knowledge.  As used herein, to the "knowledge" or "best knowledge"
           ---------
or similar phrase includes (a) actual knowledge of any member, manager, officer or advisor of the Company and any employee of the Company whose job duties include the subject matter in question and (b) such knowledge as would have been obtained by any of the foregoing individuals after inquiring of the appropriate personnel and after conducting, or having had conducted by such appropriate personnel, a diligent search of files, computer records and other available data.


                           [Signature Page Follows]

          IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.

                                       CITY TRUCK HOLDINGS, INC.


                                       By:  /s/ John P. Miller
                                            ------------------------------------
                                       Name:   John P. Miller
                                            ------------------------------------
                                       Title:  Vice President of Finance, Chief
                                             -----------------------------------
                                             Financial Officer and Secretary


                                       HDA PARTS SYSTEM, INC.


                                       By:  /s/ John P. Miller
                                            ------------------------------------
                                       Name:   John P. Miller
                                            ------------------------------------
                                       Title:  Vice President of Finance, Chief
                                             -----------------------------------
                                             Financial Officer and Secretary


                                            /s/ Paul H. Etsekson
                                       -----------------------------------------
                                                PAUL H. ETSEKSON

                                      S-1